Exhibit 9c


                FUND ADMINISTRATION AGREEMENT

                     AMENDED SCHEDULE A

                     THE HOMESTATE GROUP


             PORTFOLIO LISTING AND FEE SCHEDULE



                      PORTFOLIO LISTING

           THE HOMESTATE PENNSYLVANIA GROWTH FUND

           THE HOMESTATE SELECT OPPORTUNITIES FUND

                  THE YEAR 2000 ("Y2K") FUND



                        FEE SCHEDULE

For the services Rodney Square provides under the Fund
Administration Agreement dated November 20, 1995, The
HomeState Group (the "Trust") agrees to pay Rodney Square an
Annual Fund Administration Fee as listed below equal to:


     Year One
     --------

          $0 million to $50 million          0.15%
          $50 million to $200 million        0.10%
          In excess of $200 million          0.07%


     calculated on a group basis and subject to the following minimums:

          $50,000 for the initial Portfolio of Series (The
            HomeState Pennsylvania Growth Fund)
          $20,000 for each additional Portfolio of the Series


     Year Two
     --------

          * $5,000 for The HomeState Pennsylvania Growth Fund, plus
          $0 million to $50 million          0.15%
          $50 million to $200 million        0.10%
          In excess of $200 million          0.07%

     calculated on a group basis and subject to the following minimums:

          * $5,000 for The HomeState Pennsylvania Growth Fund plus, $50,000 for the initial Portfolio of Series (The HomeState
		   Pennsylvania Growth Fund)
          $25,000 for each additional Portfolio of the Series


This administration fee shall be pro rated and payable monthly as soon as practicable after the last day of each month based on the average of the daily net assets of each Portfolio, as determined at the close of business on each day throughout the month.

Out of pocket expenses shall be reimbursed by the Trust to Rodney Square or paid directly by the Trust.

LIQUIDATED DAMAGES:
------------------

Upon the termination of the Administration Agreement within the initial three (3) year term by the Trust or the Trust's
Board of Trustees, the Trust shall pay to Rodney Square six
(6) months of base fees in liquidated damages with respect to each Portfolio.
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